SCHEDULE A

           Sub-Administration Agreement dated October 1, 1997 between BISYS Fund Services Ohio, Inc. and Key Asset Management Inc.

1.      Balanced Fund, Class A and G Shares
2.      Convertible Securities Fund, Class A and G Shares
3.      Diversified Stock Fund, Class A, B and G Shares
4.      Growth Fund, Class A and G Shares
5.      Equity Income Fund, Class A Shares
6.      Established Value Fund, Class A and G Shares
7.      Federal Money Market Fund, Investor and Select Shares
8.      Financial Reserves Fund, Class A Shares
9.      Fund for Income, Class A and G Shares
10.     Gradison Government Reserves Fund, Class G Shares
11.     Institutional Money Market Fund, Investor and Select Shares
12.     Intermediate Income Fund, Class A and Class G Shares
13.     International Growth Fund, Class A and G Shares
14.     Investment Quality Bond Fund, Class A and G Shares
15.     Lakefront Fund, Class A Shares
16.     LifeChoice Conservative Investor Fund, Class A Shares
17.     LifeChoice Growth Investor Fund, Class A Shares
18.     LifeChoice Moderate Investor Fund, Class A Shares
19.     Limited Term Income Fund, Class A Shares
20.     Maine Municipal Bond Fund (Intermediate), Class A Shares
21.     Maine Municipal Bond Fund (Short-Intermediate), Class A Shares
22.     Michigan Municipal Bond Fund, Class A Shares
23.     Nasdaq-100 Index Fund, Class A and G Shares
24.     National Municipal Bond Fund, Class A and G Shares
25.     National Municipal Bond Fund (Long), Class A Shares
26.     National Municipal Bond Fund (Short-Intermediate), Class A Shares
27.     New York Tax-Free Fund, Class A and G Shares
28.     Ohio Municipal Bond Fund, Class A and G Shares
29.     Ohio Municipal Money Market Fund, Class A Shares
30.     Prime Obligations Fund, Class A Shares
31.     Real Estate Investment Fund, Class A and G Shares
32.     Small Company Opportunity Fund, Class A and G Shares
33.     Special Value Fund, Class A and G Shares
34.     Stock Index Fund, Class A and G Shares
35.     Tax-Free Money Market Fund, Class A Shares
36.     U.S. Government Obligations Fund, Investor and Select Shares
37.     Value Fund, Class A and G Shares

Amended as of May 23, 2000